UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 23, 2026 (March 17, 2026)

 SIRIUSPOINT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point Building
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 16, 2026, SiriusPoint Ltd. filed a Current Report on Form 8-K announcing the departure of Mr. Rob Gibbs, President & Chief Executive Officer of SiriusPoint International Insurance Corporation (publ) (“SiriusPoint International”).

On March 17, 2026, SiriusPoint International and Mr. Gibbs entered into a Settlement Agreement (“Settlement Agreement”) in connection with his departure. A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Under the Settlement Agreement, Mr. Gibbs will receive a severance payment in the amount of 401,700 GBP, which will be: (a) subject to applicable income tax withholdings and required National Insurance contributions; (b) inclusive of payment in lieu of notice for his six-month notice period, any pro-rated annual bonus entitlement for 2026, and contractual severance pay; and (c) paid in 12 equal monthly installments commencing after his last day of employment on April 30, 2026. Mr. Gibbs will not be entitled to a bonus for 2025. SiriusPoint International will use reasonable efforts to transfer the benefit of its private medical insurance to Mr. Gibbs to allow coverage to continue through April 30, 2027, and will pay the associated monthly premiums through such date. SiriusPoint International will also continue his life assurance coverage through December 31, 2026 and will pay 3,000 GBP in lieu of life assurance for the period from January 1 through April 30, 2027, subject to required deductions for tax and National Insurance. Outstanding equity awards held by Mr. Gibbs will be treated in accordance with the applicable award agreements, except as expressly modified in the Settlement Agreement. Mr. Gibbs will remain subject to confidentiality, non‑disparagement, non-compete, non-solicitation, and other post‑employment obligations. The Settlement Agreement also includes a general release of claims by Mr. Gibbs and is conditioned upon his execution and non‑revocation of such release.

The foregoing summary is qualified in its entirety by reference to the full text of the Settlement Agreement.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement, dated March 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2026	/s/ Linda S. Lin
	Name:	Linda S. Lin
	Title:	Chief Legal Officer & Corporate Secretary